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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                AMENDMENT NO. 1
                                       TO
                                    FORM 8-K
                                       ON
                                   FORM 8-K/A

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (Date of earliest event reported):       JUNE 2, 1997



                             DXP ENTERPRISES, INC.
               (Exact name of registrant as specified in charter)



         TEXAS                      0-21513                  76-0509661
(State of Incorporation)      (Commission File No.)      (I.R.S. Employer
                                                         Identification No.)



         580 WESTLAKE PARK BOULEVARD, SUITE 1100
                     HOUSTON, TEXAS                                  77079
        (Address of Principal Executive Offices)                   (Zip Code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (281) 531-4214


================================================================================

EXPLANATION

         As discussed in the Current Report on Form 8-K dated June 2, 1997 (the "Current Report") of DXP Enterprises, Inc., a Texas corporation (the "Registrant"), as filed with the Securities and Exchange Commission (the "Commission") on June 17, 1997, on June 2, 1997, a wholly-owned subsidiary of the Registrant acquired substantially all of the assets ("the Strategic Acquisition") of Strategic Supply, Inc., a Delaware corporation ("Strategic"), pursuant to an Asset Purchase Agreement dated May 27, 1997 (the "Agreement"), among Strategic, Coulson Technologies, Inc., a Delaware corporation, Strategic Distribution, Inc., a Delaware corporation, Strategic Acquisition, Inc., a Nevada corporation and wholly-owned subsidiary of the Registrant, and the Registrant. The purchase price, which is subject to adjustment, consisted of approximately $4.1 million in existing cash, assumption of approximately $4.7 million of trade payables and other accrued expenses, $2.8 million in promissory notes payable to Strategic and earn-out payments based on the earnings before interest and taxes of Strategic to be paid over a period of approximately six years, which earn-out payments shall not exceed $3,500,000.

         Item 7 of the Current Report is hereby amended and restated in its entirety as follows:

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of Strategic.

                   Index to Consolidated Financial Statements

                                                                          Page No.
                                                                          --------
               Year Ended December 31, 1996:

               Independent Auditors' Report..................................4

               Consolidated Balance Sheets...................................5

               Consolidated Statements of Operations and
                Retained Earnings (Accumulated Deficit)......................6

               Consolidated Statements of Cash Flows.........................7

               Notes to Consolidated Financial Statements....................8

               Three Months Ended March 31, 1997:

               Condensed Consolidated Balance Sheets........................15

               Condensed Consolidated Statements of Earnings................16

               Condensed Consolidated Statements of Cash Flows..............17

               Notes to Condensed Consolidated Financial Statements.........18

        (b)    Pro Forma Financial Information.

                    Index to Pro Forma Financial Information

                                                                         Page No.
                                                                         --------
               Pro Forma Combined Balance Sheet as of March 31, 1997........21

               Pro Forma Combined Statement of Operations...................22

               Pro Forma Adjustments........................................24

                          Independent Auditors' Report


The Board of Directors
Strategic Supply, Inc.:


We have audited the accompanying consolidated balance sheets of Strategic Supply, Inc., a wholly-owned subsidiary of Strategic Distribution, Inc. (Parent), and subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of operations and retained earnings (accumulated deficit) and cash flows for each of the years in the three-year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Strategic Supply, Inc. and subsidiary as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996 in conformity with generally accepted accounting principles.

As described in note 2, on May 27, 1997, the Parent entered into an agreement to sell the Company. As a result of that transaction, the Company has written off its goodwill and certain other intangible assets as of December 31, 1996.


                                         KPMG Peat Marwick, LLP


May 27, 1997

                     Strategic Supply, Inc. and Subsidiary
                          Consolidated Balance Sheets


                                                                  December 31,
                                                         ---------------------------
                                  Assets                     1995           1996
                                                         ------------   ------------
Current assets:
    Cash and cash equivalents                            $    106,141   $          0
    Accounts receivable, net                                6,947,908      6,385,989
    Inventories                                             7,877,020      9,548,536
    Prepaid expenses and other current assets                 226,614         30,190
                                                         ------------   ------------
     Total current assets                                  15,157,683     15,964,715
Property and equipment, net                                 2,300,739      2,401,595
Excess of cost over fair value of assets acquired, net      2,448,164              0
Deferred tax asset                                            336,000        336,000
Other assets                                                  727,995         66,240
                                                         ------------   ------------
    Total assets                                         $ 20,970,581   $ 18,768,550
                                                         ============   ============

                  Liabilities and Stockholder's Equity
Current liabilities:
  Accounts payable and accrued expenses                  $  6,261,349   $  3,824,606
  Current portion of long-term debt                           138,659        339,470
  Due to Parent                                             7,451,445     13,593,445
                                                         ------------   ------------
     Total current liabilities                             13,851,453     17,757,521
Long-term debt                                                849,671        510,204
                                                         ------------   ------------
     Total liabilities                                     14,701,124     18,267,725
                                                         ------------   ------------
Stockholder's Equity:
  Common stock, par value $.01 per share,
    Authorized:  10,000 shares; issued and
    outstanding:  1,000 shares                                     10             10
  Additional paid-in capital                                2,399,990      2,399,990
  Contribution to capital                                     896,000        214,000
  Retained earnings (accumulated deficit)                   2,973,457     (2,113,175)
                                                         ------------   ------------
     Total stockholder's equity                             6,269,457        500,825
                                                         ------------   ------------
     Total liabilities and stockholder's equity          $ 20,970,581   $ 18,768,550
                                                         ============   ============



                 See notes to consolidated financial statements

                     Strategic Supply, Inc. and Subsidiary
          Consolidated Statements of Operations and Retained Earnings
                             (Accumulated Deficit)


                                                                Years ended December 31,
                                                       ------------------------------------------
                                                           1994           1995           1996
                                                       ------------   ------------   ------------
Revenues                                               $ 46,366,524   $ 55,972,220   $ 50,972,098
Cost of sales                                            34,032,678     41,742,240     38,906,766
                                                       ------------   ------------   ------------
     Gross profit                                        12,333,846     14,229,980     12,065,332
Selling, general and administrative expenses             10,705,017     12,774,700     13,989,380
Restructuring charge                                              0              0        877,620
Special charges                                                   0              0      2,836,363
                                                       ------------   ------------   ------------
     Operating income (loss)                              1,628,829      1,455,280     (5,638,031)
  Interest expense                                          570,151        120,483        130,601
                                                       ------------   ------------   ------------
     Income (loss) before income taxes                    1,058,678      1,334,797     (5,768,632)
Income tax expense (benefit)                                465,000        614,000       (682,000)
                                                       ------------   ------------   ------------
       Net income (loss)                                    593,678        720,797     (5,086,632)
Retained earnings, beginning of year                      1,658,982      2,252,660      2,973,457
                                                       ------------   ------------   ------------
Retained earnings (accumulated deficit), end of year   $  2,252,660   $  2,973,457   $ (2,113,175)
                                                       ============   ============   ============




                 See notes to consolidated financial statements

                     Strategic Supply, Inc. and Subsidiary
                     Consolidated Statements of Cash Flows


                                                                              Years ended December 31,
                                                                     -----------------------------------------
                                                                         1994           1995           1996
                                                                     -----------    -----------    -----------
Cash flows from operating activities:
  Net income (loss)                                                  $   593,678    $   720,797    $(5,086,632)
  Adjustments to reconcile net income (loss) to
   net cash provided by (used in) operating activities:
    Depreciation and amortization                                        532,473        656,736        652,873
    Deferred taxes                                                       163,000         20,000              0
    Tax contribution (charge) from Parent                                302,000        574,000       (682,000)
    Restructuring charge                                                       0              0        877,620
    Special charges                                                            0              0      2,836,363
    Changes in operating assets and liabilities, net of effects of acquisitions:
      Accounts receivable                                             (1,429,378)    (1,598,454)       561,919
      Inventories                                                     (1,030,776)        (1,998)    (1,671,516)
      Prepaid expenses and other current assets                           18,214        (72,995)       196,424
      Accounts payable and accrued expenses                              337,478         35,019     (2,854,138)
    Other, net                                                           (55,190)        23,938         15,079
                                                                     -----------    -----------    -----------
   Net cash provided by (used in) operating activities                  (568,501)       357,043     (5,154,008)
                                                                     -----------    -----------    -----------
Cash flows used in investing activities:
  Acquisition of businesses, net of cash acquired                     (2,040,000)      (175,000)             0
  Additions of property and equipment                                   (338,102)      (642,461)      (955,477)
                                                                     -----------    -----------    -----------
    Net cash used in investing activities                             (2,378,102)      (817,461)      (955,477)
                                                                     -----------    -----------    -----------
Cash flows from financing activities:
  Repayment of note payable                                           (5,201,211)             0              0
  Borrowings from Parent                                               8,498,018        498,024      6,142,000
  Repayment of long-term obligations                                    (408,108)      (191,832)      (138,656)
                                                                     -----------    -----------    -----------
    Net cash provided by  financing activities                         2,888,699        306,192      6,003,344
                                                                     -----------    -----------    -----------
    Decrease in cash and cash equivalents                                (57,904)      (154,226)      (106,141)
Cash and cash equivalents, at beginning of the year                      318,271        260,367        106,141
                                                                     -----------    -----------    -----------
Cash and cash equivalents, at end of the year                        $   260,367    $   106,141    $         0
                                                                     ===========    ===========    ===========

Supplemental cash flow information:
  Taxes paid                                                         $    12,223    $    78,288    $    47,766
  Interest paid                                                          567,748         92,687         80,339



                 See notes to consolidated financial statements

                     STRATEGIC SUPPLY, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


(1)      Description of Business

         The Company is a leading provider of industrial supply services to commercial and industrial customers in the western United States. On May 24, 1996, the Company (formerly SafetyMaster Corporation) and Lewis Supply (Delaware), Inc. ("Lewis") were merged (The "Merger"). The Company was the surviving corporation of the Merger. The related companies were wholly-owned subsidiaries of Strategic Distribution, Inc. (the "Parent"). Accordingly, the Merger has been accounted for on an as if pooling basis in all periods presented. The Company is a wholly-owned subsidiary of the Parent.

         On May 27, 1997, the Parent entered into an agreement to sell the Company. The purchase price was net tangible assets, as defined therein.

(2)      Significant Accounting Policies

         Principles of Consolidation

         The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary Coulson Technologies, Inc. All significant intercompany accounts and transactions have been eliminated. The preparation of the consolidated financial statements requires estimates and assumptions that affect amounts reported and disclosed in the financial statements and related notes. Actual results could differ from these estimates.

         Disclosures About Fair Value of Financial Instruments

         The carrying amount of the Company's financial instruments approximate fair value due to their short maturity and variable interest rate feature.

         Inventories

         Inventories of finished goods are stated at the lower of cost (first-in, first-out basis) or market.

         Property and Equipment

         Property and equipment are recorded at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized on a straight-line basis over the shorter of the remaining life of the asset or the lease term. Maintenance and repairs are charged to expense. Major renewals and improvements are capitalized and depreciated over the remaining useful life of the asset. Estimated useful lives are as follows:


               Building                                   20 years
               Warehouse and office equipment           5-12 years
               Leasehold improvements                   5-14 years
               Transportation equipment                  4-8 years

         Intangible Assets

         Excess of cost over fair value of net assets acquired ("Goodwill") is net of accumulated amortization of $377,000 at December 31, 1995.

         On May 27, 1997, the Parent entered into an agreement to sell the Company. The purchase price was net tangible assets, as defined therein, plus an earn-out note, payable only upon achievement of certain profitability levels over the next five years. Due to the uncertainty of achieving these profitability levels, the Company has written off $2,836,363 of Goodwill and other intangible assets. This write-off has been recorded in "Special Charges" in the accompanying Consolidated Statements of Operations and Retained Earnings (Accumulated Deficit).

         Income Taxes

         The Parent and the Company file consolidated federal and state income tax returns. Income taxes in these financial statements have been calculated as if the Company had filed separate tax returns. Accordingly, in some instances, the amounts recorded may differ from those included in the consolidated tax returns.

         Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of assets and liabilities and their respective tax bases and operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

(3)      Accounts Receivable

         Accounts receivable is net of an allowance for doubtful accounts of $71,000 and $171,000 at December 31, 1995 and 1996, respectively.

(4)      Property and Equipment

                                                              December 31,
                                                         -----------------------
                                                            1995         1996
                                                         ----------   ----------
Land                                                     $  240,000   $  240,000
Building and leasehold improvements                         921,328      811,304
Warehouse and office equipment                            2,067,646    2,067,416
Transportation equipment                                    249,339      334,947
                                                         ----------   ----------
                                                          3,478,313    3,453,667
Less: accumulated depreciation and amortization           1,177,574    1,052,072
                                                         ----------   ----------
                                                         $2,300,739   $2,401,595
                                                         ==========   ==========

(5)      Related - Party Transactions

         The Company has received advances from the Parent. The Company's results include an allocation from the Parent for interest expense. The Parent's interest expense is allocated based upon the pro rata share of intercompany borrowings. The allocated interest expense was $-0-, $20,000 and $49,000 for the years ended December 31, 1994, 1995 and 1996, respectively.

         Included in selling, general and administrative expenses are certain allocated expenses of the Parent of approximately $71,000, $215,000 and $440,000 for the years ended December 31, 1994, 1995 and 1996, respectively. These charges are to cover expenses incurred by the Parent to provide primarily accounting and legal services to the Company. Management believes the allocations are reasonable. Because of the relationship between the Company and its Parent, the amount of these transactions reflected in the accompanying financial statements may not have been the same as they would have been among unaffiliated parties.

(6)      Accounts Payable and Accrued Expenses

                                                            December 31,
                                                    ----------------------------
                                                       1995              1996
                                                    ----------        ----------
Accounts payable                                    $4,896,052        $2,367,550
Accrued expenses                                       770,470         1,093,564
Payroll and related expenses                           594,827           363,492
                                                    ----------        ----------
                                                    $6,261,349        $3,824,606
                                                    ==========        ==========

(7)      Long-Term Debt

         Long-term debt consists of several loans with a weighted average interest rates of 7.5% and 7.6% at December 31, 1995 and 1996, respectively.

         Principal payments due on long-term obligations during each of the next four years are: 1997: $339,470; 1998: $29,950; 1999: $ 18,461 and 2000:
$461,793.

(8)      Acquisition

         On June 16, 1994, the Company acquired certain assets of the Industrial Supplies Division of Lufkin Industries, Inc. ("the Lufkin Division"). The purchase price consisted of: (i) $2,040,000 in cash and (ii) a mortgage note in the amount of $600,000. The source of the cash portion of the purchase price was borrowings under a revolving bank facility.

         The method of accounting for this acquisition was the purchase accounting method. The results of operations of the Lufkin Division are included in the Company's statements of operations from the date of acquisition.

(9)      Restructuring Charge

         In connection with the Merger, the Company recorded a restructuring charge aggregating $877,620 for employee termination benefits, asset write-offs and lease payments. The termination benefits were paid and asset write-offs were recorded in 1996, and lease payments will be made in accordance with their original terms. As of December 31, 1996, the remaining restructuring liability was approximately $131,000, which represented unpaid leases.

         In addition, the Company incurred approximately $485,000 of one-time expenses associated with the Merger and branch closings, which amount has been included in selling, general and administrative expenses.

(10)     Retirement Plan

         The Company has a qualified defined contribution plan (the "Retirement Savings Plan") for employees who meet certain eligibility requirements. Contributions to the Retirement Savings Plan are at the discretion of the Board of Directors and are limited to the amount deductible for Federal income tax purposes. The expense for the Retirement Savings Plan was $23,848, $31,671 and $24,580 for the years ended December 31, 1994, 1995 and 1996, respectively.

(11)     Income Taxes

         The income tax expense(benefit) in the Consolidated Statements of Operations and Retained Earnings (Accumulated Deficit) is as follows:

                                    1994              1995               1996
                                  --------         ---------          ---------
Current
  Federal                         $234,000         $ 460,000          $(682,000)
  State                             68,000           134,000               --
Deferred
  Federal                          138,000            16,000               --
  State                             25,000             4,000               --
                                  --------         ---------          ---------
                                  $465,000         $ 614,000          $(682,000)
                                  ========         =========          =========

A reconciliation of the expected Federal income tax expense at the statutory rate to the Company's income tax expense follows:

                                               1994          1995           1996
                                            -----------   -----------    -----------
Expected tax expense                        $   360,000   $   454,000    $(1,961,000)
Increase (reduction) in tax expense
resulting from:
   State taxes                                   61,000        91,000
   Valuation allowance, federal                                              260,000
   Goodwill and other special charges            25,000        36,000      1,006,000
   Other                                         19,000        33,000         13,000
                                            -----------   -----------    -----------
                                            $   465,000   $   614,000    $  (682,000)
                                            ===========   ===========    ===========

         In 1994, 1995 and 1996, the Parent had no federal or state consolidated tax liabilities allocable to the Company, therefore no taxes are due to or from the Parent under a tax sharing provision. Accordingly, the 1994 and 1995 current expenses of $302,000 and $574,000, respectively, have been reported as contribution to capital in 1994 and 1995 and the 1996 tax benefit of $682,000 has been reported as a reduction to contributed capital.

The components of the net deferred tax asset were as follows:

                                                        1995          1996
                                                     -----------   -----------
Deferred tax assets:
   Net operating loss carryforward (expires during
     the period ending 2011)                         $      --     $   122,000
   Accounts receivable                                    27,000        60,000
   Inventories                                           362,000       354,000
   Accrued expenses                                      156,000       245,000
   Vacation accrual                                       57,000        99,000
   Other                                                  11,000        34,000
   Valuation allowances                                     --        (280,000)
                                                     -----------   -----------
      Total deferred tax asset                           613,000       634,000
                                                     -----------   -----------
Deferred tax liabilities:
   Property and equipment                                141,000       153,000
   Other assets                                          123,000       132,000
   Goodwill                                               13,000        13,000
                                                     -----------   -----------
      Total deferred tax liability                       277,000       298,000
                                                     ===========   ===========
Net deferred tax asset                               $   336,000   $   336,000
                                                     ===========   ===========

         At December 31, 1995 and 1996, valuation allowances were established, when necessary to reduce deferred tax assets to amounts that are more likely than not to be realized.

(12)     Stockholder's Equity

         The Parent's credit facility is collateralized by substantially all of the Company's asset and a pledge of all of the Company's capital stock.

(13)     Lease Commitments

         The Company leases equipment and real estate for initial terms of five to eight years. The minimum future rental payments for operating leases with initial noncancelable lease terms in excess of one year as of December 31, 1996 are as follows:

                    1997                    $   462,000
                    1998                        363,000
                    1999                        225,000
                    2000                        137,000
                    2001                         98,000
                    Thereafter                   65,000


         Rental expense for the years ended December 31, 1994, 1995 and 1996 was $576,509, $644,765, and $639,840, respectively.

(14)     Supplemental Cash Flow Information

         In conjunction with acquisition of the Lufkin Division in 1994, liabilities assumed and refinanced were:

         Fair value of assets acquired                        $3,539,810
         Net cash                                              2,040,000
                                                              ----------
         Liabilities assumed                                  $1,499,810
                                                              ==========

         In 1995, there was a $175,000 adjustment to the purchase price in connection with the acquisition of Lewis.

                     STRATEGIC SUPPLY, INC. AND SUBSIDIARY
                    (CONDENSED CONSOLIDATED BALANCE SHEETS)

                                 (In Thousands)

                                                                        March 31,     December 31,
                                                                          1997           1996
                                                                       -----------    -----------
                                                                       (Unaudited)
                          Assets
Current assets:
   Cash                                                                $       131    $      --
   Trade accounts receivable, net of allowance for doubtful                  6,121          6,386
   accounts of $301,000 and $210,000, respectively
   Inventory                                                                 9,300          9,549
   Prepaid expenses and other current assets                                    79             30
   Deferred income taxes                                                      --             --
                                                                       -----------    -----------
Total current assets                                                        15,631         15,965
Property and equipment, net                                                  2,328          2,401
Other assets                                                                   404            402
                                                                       -----------    -----------
Total assets                                                           $    18,363    $    18,768
                                                                       ===========    ===========

           Liabilities and Stockholders' Equity Current liabilities:
   Trade accounts payable and accrued expenses                         $     4,334    $     3,824
   Employee compensation                                                      --             --

   Other accrued liabilities                                                  --             --
   Current portion of long-term debt                                           392            339
   Due to parent                                                            12,794         13,593
                                                                       -----------    -----------
Total current liabilities                                                   17,520         17,756
Long-term debt, less current portion                                           450            510
Deferred compensation                                                         --             --
Deferred income taxes                                                         --             --
Equity subject to redemption
   Series A Preferred Stock--1,496 shares                                     --             --
   Series B Convertible Preferred Stock -- 4,500 shares                       --             --
Stockholders' Equity:
Common stock, par value $.01 per share, 10,000 shares                            1              1
authorized, 1,000 shares issued and outstanding
Contribution to capital                                                        214            214
Paid-in capital                                                              2,400          2,400
Retained earnings                                                           (2,222)        (2,113)
                                                                       -----------    -----------
Total stockholders' equity                                                     393            502
Total liabilities and stockholders' equity                             $    18,363    $    18,768
                                                                       ===========    ===========


           See notes to condensed consolidated financial statements.

                     STRATEGIC SUPPLY, INC. AND SUBSIDIARY

                 (CONDENSED CONSOLIDATED STATEMENTS OF INCOME)
                                  (Unaudited)
                    (In Thousands, except Per Share Amounts)



                                               Three Months Ended March 31,
                                               ----------------------------
                                                   1997           1996
                                               -----------    ------------
Sales                                          $    12,372    $    14,139
Cost of sales                                        9,281         10,538
                                               -----------    -----------
Gross Profit                                         3,091          3,601
Selling, general and administrative expenses         3,163          3,431
                                               -----------    -----------
Operating income                                       (72)           170
Interest expense                                       (22)          (266)
                                               -----------    -----------
Income before income taxes                             (94)           (96)
Provision for income taxes                              15           --
                                               -----------    -----------
Net income                                     $      (109)   $       (96)
                                               ===========    ===========











           See notes to condensed consolidated financial statements.

                     STRATEGIC SUPPLY, INC. AND SUBSIDIARY

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                  (Unaudited)
                                 (In Thousands)


                                                           Three Months Ended
                                                               March 31,
                                                         ----------------------
                                                            1997         1996
                                                         ---------    ---------
OPERATING ACTIVITIES
Net cash provided by operating activities                $     220    $     431

INVESTING ACTIVITIES
Purchase of property and equipment                             (36)        (110)
                                                         ---------    ---------
Net cash used in investing activities                          (36)        (110)

FINANCING ACTIVITIES
Repayment to parent                                            (46)        (290)
Repayment of long-term obligations                              (7)         (12)
                                                         ---------    ---------

Net cash used in financing activities                          (53)        (302)
                                                         ---------    ---------
INCREASE(DECREASE) IN CASH                                     131           19
CASH AT BEGINNING OF PERIOD                                   --            106
                                                         ---------    ---------
CASH AT END OF PERIOD                                    $     131    $     125
                                                         =========    =========










            See notes to condensed consolidated financial statements

                     STRATEGIC SUPPLY, INC. AND SUBSIDIARY
              Notes to Condensed Consolidated Financial Statements
                                 March 31, 1997


Note 1:  Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and
Article 10 of Regulation S-X. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. Strategic Supply, Inc., a Delaware corporation (the "Company") believes that the presentations and disclosures herein are adequate to make the information not misleading. The condensed consolidated financial statements reflect all elimination entries and adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the interim periods.

The results of operations for the interim periods are not necessarily indicative of the results of operations to be expected for the full year. These condensed consolidated financial statements were part of the financial statements of Strategic Distribution, Inc., a reporting company (the "Parent"), and should be read in conjunction with the Parent's audited consolidated financial statements included in the Parent's Annual Report on Form 10-K for the year ended December 31, 1996.

Note 2:  The Company

The Company is a leading provider of industrial supply services to commercial and industrial customers in the western United States. On May 24, 1996, the Company (formerly SafetyMaster Corporation) and Lewis Supply (Delaware), Inc. ("Lewis") were merged (the "Merger"). The Company was the surviving corporation of the Merger. The related companies were wholly-owned subsidiaries of the Parent. Accordingly, the Merger has been accounted for on an as if pooling basis in all periods presented. The Company was a wholly owned subsidiary of the Parent until May 30, 1997 when substantially all of the assets and operations of the Company were acquired by DXP Enterprises, Inc., a Texas corporation (the "Registrant").

Note 3:  Inventory

Inventories of finished goods are stated at the lower of cost (first-in, first-put basis) or market.

Note 4:  Long-Term Debt

Long-term debt consists of several loans with a weighted average interest rates of 7.5% at March 31, 1997 and December 31, 1996. The maturity of long term obligations during the next four years are:
1997:  $339,470; 1998: $29,950; 1999: $18,461 and 2000; $461,793.


Note 5:  Subsequent Events

On June 2, 1997, substantially all of the assets of the Company were acquired by a wholly owned subsidiary of the Registrant. The acquisition was pursuant to an Asset Purchase Agreement dated May 27, 1997, among the Company, Coulson Technologies, Inc., a Delaware corporation, the Parent, Strategic Acquisition, Inc. a Nevada corporation and wholly owned subsidiary of the Registrant, and the Registrant. The purchase price, which is subject to adjustment, consisted of approximately $4.1 million in existing cash, assumption of approximately $4.7 million of trade payables and other accrued expenses, $2.8 million in promissory notes payable to the Company and earn-out payments based on the earnings before interest and taxes of the Company to be paid over a period of approximately six years, which earn-out payments shall not exceed $3.5 million.

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

   The unaudited pro forma combined balance sheets as of March 31, 1997 and unaudited pro forma combined statements of earnings for the three months ended March 31, 1997 and the year ended December 31, 1996 give effect to the acquisition by a wholly-owned subsidiary of the Registrant of substantially all of the assets of Strategic on June 2, 1997. The unaudited pro forma combined statements of earnings assume all such transactions occurred at the beginning of the periods presented. The unaudited pro forma combined balance sheets assume all such transactions occurred at the end of the periods presented.

   The unaudited pro forma combined financial statements may not be indicative of the results that would have occurred if the combination had been in effect on the dates indicated or which may occur in the future. The unaudited pro forma condensed combined financial statements should be read in conjunction with the financial statements of Strategic, which are included elsewhere in this Current Report.

                             DXP ENTERPRISES, INC.

                        PRO FORMA COMBINED BALANCE SHEET
                                 (IN THOUSANDS)

                                                                    March 31, 1997
                                              -------------------------------------------------------------
                                                            Strategic
                                                 DXP          Supply           Pro Forma        Pro Forma
                                               Historical   Historical        Adjustments        Combined
                                              -------------------------------------------------------------
ASSETS
Current Assets:
  Cash                                        $       979   $       131       $      (131)(1)   $       979
  Trade accounts receivable, net                   19,899         6,121            (6,121)(1)        19,899
  Inventories                                      16,665         9,300              --              25,965
  Prepaid Expenses and other current assets           266            79              --                 345
  Deferred income taxes                               569          --                --                 569
                                              -----------   -----------       -----------       -----------
Total current assets                               38,378        15,631            (6,252)           47,757
Property, plant and equipment, net                  7,792         2,328              --              10,120
Other assets                                          953           404              (336)(1)         1,021
                                              -----------   -----------       -----------       -----------
Total assets                                  $    47,123   $    18,363       $    (6,588)      $    58,898
                                              ===========   ===========       ===========       ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Trade accounts payable                      $     8,944   $     4,334       $      --         $    13,278
  Employee compensation                               884          --                --                 884
  Other accrued liabilities                           965          --                --                 965
  Current portion of long-term debt                   623            81               (52)(2)           652
  Current portion of subordinated debt               --            --                 125 (2)           125
  Due to parent                                      --          12,794           (12,794)(1)          --
                                              -----------   -----------       -----------       -----------
Total current liabilities                          11,416        17,207           (12,721)           15,904


Suspense                                             --            --               6,598 (1)          --
                                                     --            --              (6,598)(2)          --
Long term debt, less current portion               22,792           762             4,150 (2)        27,704
Subordinated debt                                    --            --               2,375 (2)         2,375
Deferred compensation                                 739          --                --                 739
Deferred income taxes                                 364          --                --                 364
                                              -----------   -----------       -----------       -----------
Total liabilities                                  35,311        17,971            (6,196)           47,086
Equity Subject to Redemption:
  Series A Preferred Stock                            150          --                --                 150
  Series B Convertible Preferred Stock                450          --                --                 450
Shareholders' Equity:
  Series A Preferred Stock                              2          --                --                   2
  Series B Preferred Stock                             15          --                --                  15
  Common Stock                                        160             1                (1)(1)           160
  Paid-in capital                                     288         2,614            (2,614)(1)           288
  Retained earnings                                10,747        (2,222)            2,222 (1)        10,747
                                              -----------   -----------       -----------       -----------
Total shareholders' equity                         11,212           393              (393)           11,212
                                              -----------   -----------       -----------       -----------
Total liabilities and shareholders' equity    $    47,123   $    18,363       $    (6,588)      $    58,898
                                              ===========   ===========       ===========       ===========

                             DXP Enterprises, Inc.
                   Pro Forma Combined Statement of Operations
                   (in thousands, except for per share data)

                                           Three Months Ended March 31, 1997
                             -----------------------------------------------------------
                                              Strategic
                                DXP            Supply       Pro Forma         Pro Forma
                             Historical      Historical    Adjustments        Combined
                             -----------    -----------    -----------       -----------
Revenues                     $    30,129    $    12,372    $      --         $    42,501
Costs and Expenses:
  Cost of Sales                   21,756          9,281           --              31,037
  Selling, general and
     administrative                7,043          3,163           (414)(3)         9,792
                             -----------    -----------    -----------       -----------
Operating income (loss)            1,330            (72)           414             1,672
Other income (expense)
  Other income                       429           --             --                 429
  Interest expense                  (539)           (22)          (121)(4)          (682)
                             -----------    -----------    -----------       -----------
Earnings (loss) before
  income taxes                     1,220            (94)           293             1,419
Provision for income taxes           429             15            110 (5)           554
                             -----------    -----------    -----------       -----------
Net income                           791           (109)           183               865
Preferred stock dividend              38           --             --                  38
                             -----------    -----------    -----------       -----------
Net income attributable to
  common shareholders        $       753    $      (109)   $       183       $       827
                             ===========    ===========    ===========       ===========
Net income per share         $      0.08                                     $      0.08
                             ===========                                     ===========
Weighted average shares
  outstanding                      9,892                                           9,892
                             ===========                                     ===========

                             DXP Enterprises, Inc.
                   Pro Forma Combined Statement of Operations
                   (in thousands, except for per share data)


                                          Year Ended December 31, 1996
                             -----------------------------------------------------------
                                              Strategic
                                DXP           Supply        Pro Forma         Pro Forma
                             Historical      Historical    Adjustments        Combined
                             -----------------------------------------------------------
Revenues                     $   125,208    $    50,972    $      --         $   176,180
Costs and Expenses:
  Cost of Sales                   93,091         38,907           --             131,998
  Selling, general and
     administrative               29,332         13,989         (1,643)(6)        41,678
  Restructuring charge              --              878           (878)(7)             0
  Special charges                   --            2,836         (2,836)(8)             0
                             -----------    -----------    -----------       -----------
Operating income (loss)            2,785         (5,638)         5,357             2,504
Other income (expense)
  Other income                       951           --             --                 951
  Interest expense                (2,101)          (131)          (439)(4)        (2,671)
                             -----------    -----------    -----------       -----------
Earnings (loss) before
  income taxes                     1,635         (5,769)         4,918               784
Provision for income taxes           745           (682)           204 (5)           267
                             -----------    -----------    -----------       -----------
Net income                           890         (5,087)         4,714               517
Preferred stock dividend             119           --             --                 119
                             -----------    -----------    -----------       -----------
Net income attributable to
  common shareholders        $       771    $    (5,087)   $     4,714       $       398
                             ===========    ===========    ===========       ===========
Net income per share         $      0.09                                     $      0.05
                             ===========                                     ===========
Weighted average shares
  outstanding                      8,621                                           8,621
                             ===========                                     ===========

                             Pro Forma Adjustments


1. To remove the assets, liabilities and equity not included in the purchase by the Registrant and place in suspense the net assets purchased by the Registrant pursuant to the Agreement.

2. To record the debt incurred by the Registrant for the acquisition of the net assets of the Company.

3. To reduce selling, general and administrative expenses for projected reduction of expenses as a result of the acquisition. Compensation and related expenses for those employees not hired approximated $171,000 and the elimination of corporate overhead by the Company's parent company approximated $243,000.

4. To adjust interest expense of the debt incurred for the acquisition of the net assets of the Company.

5. To adjust federal income tax expense for the tax effect of the adjustments made to operations and interest expense.

6. To adjust selling, general and administrative expenses for expenses related to employees not hired by the Registrant ($575,000), eliminate intercompany charges by the Company's parent company ($440,000), eliminate one time expenses associated with a prior mergers and branch closings ($485,000) and eliminate amortization of goodwill associated with prior acquisitions completed by the Company that were not purchased by the Registrant ($143,000).

7. To eliminate the Company's restructuring charge.

8. To eliminate special charges not expected to be incurred by the combined entities.

   (c)   Exhibits.

        *2.1  -   Asset Purchase Agreement dated May 27, 1997, among
                  Strategic Supply, Inc., Coulson Technologies, Inc., Strategic
                  Distribution, Inc., DXP Acquisition, Inc. (d/b/a Strategic
                  Acquisition, Inc.) and DXP Enterprises, Inc.

        23.1  -   Consent of KPMG Peat Marwick, LLP.

       *99.1  -   Press Release of the Registrant dated June 5, 1997,
                  announcing the closing of the Strategic Acquisition.

-------------------

*  Previously filed.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     DXP ENTERPRISES, INC.



Dated: July 25, 1997                 By:    /s/ DAVID R. LITTLE
                                        ---------------------------------------
                                                David R. Little
                                        President and Chief Executive Officer

                               INDEX TO EXHIBITS



       Number                      Exhibit
       ------                      -------
        *2.1      Asset Purchase Agreement dated May 27, 1997, among Strategic
                  Supply, Inc., Coulson Technologies, Inc., Strategic
                  Distribution, Inc., DXP Acquisition, Inc. (d/b/a Strategic
                  Acquisition, Inc.) and DXP Enterprises, Inc.

        23.1      Consent of KPMG Peat Marwick, LLP.

       *99.1 Press Release of the Registrant dated June 5, 1997, announcing the closing of the Strategic Acquisition.



------------------

*   Previously filed.